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As filed with the Securities and Exchange Commission on September 10, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NIKU CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0473454
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Niku Corporation
350 Convention Way
Redwood City, California 94063
(Address of Principal Executive Offices, including Zip Code)

Niku Corporation Non-Plan Stock Option Agreement
Niku Corporation Non-Plan Stock Option Agreement
(Full Titles of the Plans)

Farzad Dibachi
Chief Executive Officer
NIKU CORPORATION
350 Convention Way
Redwood City, California 94063
(650) 298-4600
(Name, Address and Telephone Number of Agent for Service)

Copies to:

Jeffrey R. Vetter, Esq.
Pamela A. Sergeeff, Esq.
Fenwick & West LLP
Two Palo Alto Square
Palo Alto, California 94306

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)

Common Stock, $0.0001 par value	100,000	$1.00	$100,000	$25

Common Stock, $0.0001 par value	900,000	$7.625	$6,862,500	$1,716

Total	1,000,000		$6,962,500	$1,741

(1)
Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The documents containing the information required by Part I of Form S-8 will be sent or given to participant by Niku Corporation as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In reliance on Rule 428, such documents (i) are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424, and (ii) along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof, constitute a prospectus (the "Prospectus") that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    Except to the extent modified or superseded by information contained herein, the following documents we have filed with the Commission are incorporated into this prospectus by reference:

  •
  our Annual Report on Form 10-K for the fiscal year ended January 27, 2001 (the "Form 10-K") filed with the Commission pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on April 19, 2001, which contains our audited financial statements for our latest fiscal year;

  •
  our quarterly report on Form 10-Q for the quarter ended April 28, 2001 filed with the Commission on June 8, 2001;

  •
  our quarterly report on Form 10-Q for the quarter end July 28, 2001 filed with the Commission on September 7, 2001;

  •
  our current report on Form 8-K filed May 4, 2001;

  •
  the description of our common stock contained in our registration statement on Forms 8-A filed with the Commission on January 6, 2000 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

  •
  all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and before the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold.

ITEM 4. DESCRIPTION OF SECURITIES—SECURITIES TO BE PURCHASED.

    Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Fenwick & West LLP, Palo Alto, California, will pass upon the validity of the issuance of the shares of common stock offered by this prospectus. As of July 30, 2001, two investment partnerships associated with Fenwick & West LLP beneficially owned an aggregate of 30,000 shares of our common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

    As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to the Registrant or its stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

  •
  for any transaction from which the director derived an improper personal benefit.

    As permitted by the Delaware General Corporation Law, the Registrant's Bylaws provide that:

  •
  the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions;

  •
  the Registrant may indemnify its other employees and agents to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

  •
  the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding;

  •
  the Registrant may advance expenses, as incurred, to its employees and agents in connection with a legal proceeding; and

  •
  the rights conferred in the Bylaws are not exclusive.

    The Registrant has entered into Indemnification Agreements with each of its current directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of Registrant regarding which indemnification has been sought. At present, however, there are several class action complaints that have been filed against the Registrant and certain of its current and former officers that may result in claims for indemnification.

    The indemnification provision in the Registrant's Certificate of Incorporation, Bylaws and the Indemnification Agreements entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

    Reference is also made to Section 8 of the Underwriting Agreement relating to Registrant's initial public offering, effected pursuant to Registrant's Registration Statement on Form S-1 (File No. 333-93439) originally filed with the Commission on December 22, 1999, as subsequently amended (the "Form S-1"), which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities.

    The Registrant maintains directors' and officers' liability insurance that provides coverage for certain securities matters.

    See also the undertakings set out in response to Item 9.

    Reference is also made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

  1.
  Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.01 filed with the Registrant's Annual Report on Form 10-K for the year ended January 29, 2000).

  2.
  Registrant's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.02 filed with the Registrant's Annual Report on Form 10-K for the year ended January 29, 2000).

  3.
  Form of Indemnity Agreement entered into between the Registrant and its directors and officers (incorporated by reference as an exhibit to the Form S-1).

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number	Exhibit Title
4.01	Registrant's Amended and Restated Certificate of Incorporation.+
4.02	Registrant's Amended and Restated Bylaws.+
4.03	Niku Corporation Non-Plan Stock Option Agreement, dated as of December 4, 2000, by and between the Registrant and Richard LaBarbera.
4.04	Niku Corporation Non-Plan Stock Option Agreement, dated as of December 4, 2000, by and between the Registrant and Richard LaBarbera.
5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of KPMG LLP, independent auditors.
24.01	Power of Attorney (see signature page to this Registration Statement).

+
Previously filed with the Commission as an exhibit to the Company's Annual Report on Form 10-K for the year ended January 29, 2000 and incorporated by reference herein.

ITEM 9. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(b)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 10th day of September, 2001.

NIKU CORPORATION
By:	/s/ FARZAD DIBACHI Farzad Dibachi Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Farzad Dibachi and Joshua Pickus, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ FARZAD DIBACHI Farzad Dibachi	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 10, 2001
/s/ JOSHUA PICKUS Joshua Pickus	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 10, 2001
/s/ TERENCE GARNETT Terence Garnett	Director	September 10, 2001
/s/ FRANK GILL Frank Gill	Director	September 10, 2001
/s/ MAYNARD WEBB Maynard Webb	Director	September 10, 2001
/s/ EDWARD F. THOMPSON Edward F. Thompson	Director	September 10, 2001

NIKU CORPORATION

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
4.03	Niku Corporation Non-Plan Stock Option Agreement, dated as of December 4, 2000, by and between the Registrant and Richard LaBarbera.
4.04	Niku Corporation Non-Plan Stock Option Agreement, dated as of December 4, 2000, by and between the Registrant and Richard LaBarbera.
5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of KPMG LLP, independent auditors.
24.01	Power of Attorney (see signature page to this Registration Statement).

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
  ITEM 4. DESCRIPTION OF SECURITIES—SECURITIES TO BE PURCHASED.
  ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
  ITEM 8. EXHIBITS.
  ITEM 9. UNDERTAKINGS.
SIGNATURES
POWER OF ATTORNEY
NIKU CORPORATION REGISTRATION STATEMENT ON FORM S-8 INDEX TO EXHIBITS